EXHIBIT 23.2



Telscape International, Inc.
Houston, Texas

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 9, 1998, relating to the consolidated financial statements of Telscape International, Inc. and subsidiaries (formerly Polish Telephones and Microwave Corporation), which is contained in that Prospectus, and of our report dated March 6, 1998, relating to the financial statements of MSN Communications, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
---------------------
BDO SEIDMAN, LLP

Houston, Texas
October 30, 1998